Exhibit 99.1

Press Release
Univest Corporation of Pennsylvania Announces
Commencement of $50 Million Common Stock Offering
Souderton, PA – August 3, 2009 – Univest Corporation of Pennsylvania (“Univest Corporation”) (NASDAQ: UVSP), today announced the commencement of a $50 million public offering of its common stock, to be underwritten through Keefe, Bruyette & Woods as the sole book-running manager. Univest Corporation intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares sold to cover over-allotments, if any.
Univest Corporation intends to use the net proceeds from the offering for general corporate purposes, including supporting the capital needs of its subsidiary bank, the financing of its operations, the repayment of short-term indebtedness, potential business acquisitions and other capital expenditures.
The shares will be issued pursuant to a prospectus supplement filed as part of an existing shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 (File No. 333-159084).
This announcement shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of these securities under the securities laws of any such jurisdiction.
Prospective investors should read the prospectus contained in the registration statement, the preliminary prospectus supplement and other documents that Univest Corporation has filed or will file with the SEC for more complete information about Univest Corporation and the offering. Investors may obtain these documents without charge by visiting EDGAR on the SEC website at www.sec.gov. The offering will be made only by means of a prospectus and the related prospectus supplement, copies of which may be obtained from Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by calling toll-free (800) 966-1559.
About Univest Corporation
Headquartered in Souderton, Pennsylvania, Univest Corporation of Pennsylvania (www.univest.net) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, Montgomery and Lehigh counties. Univest National Bank and Trust Co., a member of the FDIC and an Equal Housing Lender, offers customers 32 financial service centers, 12 retirement financial services centers, and 38 ATM locations throughout the region, and is the parent company of Univest Capital, Inc., a small ticket commercial finance business; Univest Insurance, Inc., an independent insurance agency headquartered in Lansdale, Pa., which serves commercial and personal customers; and Univest Investments, Inc., a member of FINRA and SIPC and a full-service broker-dealer and investment advisory firm. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net. Information on Univest Corporation’s Web site does not constitute part of nor is any such information incorporated by reference in the prospectus or prospectus supplement.
Forward-looking Statements
This press release and the reports Univest Corporation files with the SEC often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation and are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation is engaged; (6) technological issues which may adversely affect Univest Corporation’s financial operations or customers; (7) changes in the securities markets; or (8) other risk factors mentioned in the reports and registration statements Univest Corporation files with the SEC. Univest Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.
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Analyst/Institutional Investor Contact:
Kim Detwiler
UNIVEST CORPORATION OF PENNSYLVANIA
Vice President, Director of Corporate Communications
215-721-8396
detwilerk@univest.net